Exhibit 99.1

Grace News
Media Contact Jamie Moser / Jim Golden / Scott Bisang Joele Frank, Wilkinson Brimmer Katcher +1 212.355.4449	Investor Relations Jason Hershiser +1 410.531.8835 jason.hershiser@grace.com

Grace Expands Fast Growing Pharma Portfolio through Acquisition of Fine Chemistry Business

Highly Complementary Bolt-on Acquisition Accelerates Strategy of Building Higher Growth Portfolio

Accretive to Revenue Growth Rate, EBITDA Margin and Adjusted EPS in 2021

Significantly Strengthens Technology, Product and Manufacturing Capabilities

COLUMBIA, Md., FEBRUARY 25, 2021 – W. R. Grace & Co. (NYSE: GRA, the “Company”) today announced that it has entered into a definitive agreement to acquire the Fine Chemistry Services business (“FCS”) of Albemarle Corporation (NYSE: ALB) for approximately $570 million, including $300 million paid in cash at closing and $270 million funded through the issuance to Albemarle of non-participating preferred equity of a newly created Grace subsidiary.

The acquisition significantly strengthens and expands Grace’s existing pharma portfolio. Pharma & Consumer is the largest, fastest growing and most profitable subsegment within Grace’s Materials Technologies business. FCS adds a comprehensive portfolio of high-value products and services with highly complementary analytical, regulatory and manufacturing capabilities to Grace’s existing pharma portfolio focused on chromatographic resins, formulation excipients and drug delivery, and pharmaceutical intermediates and active pharmaceutical ingredients (APIs).

“This acquisition is strategically and financially compelling and aligns perfectly with our strategy of building a higher growth portfolio by extending our existing capabilities into higher-growth, high-value end markets,” said Hudson La Force, Grace’s President and Chief Executive Officer. “Combining these businesses strengthens our innovation and manufacturing capabilities and gives us scale that will further strengthen our customer value proposition and drive meaningful financial results for our shareholders. FCS’ impressive talent, customer-focused culture, track record of innovation and commitment to operating excellence align well with the Grace Value Model. We look forward to working with our customers to deliver high-value solutions that span every stage of their development cycle.”

Compelling Strategic and Financial Benefits

•Accretive to Growth Rate, EBITDA Margin and Adjusted EPS at Attractive Valuation. The acquisition is expected to be accretive to Grace’s revenue growth rate, EBITDA margin and Adjusted EPS in 2021. The acquisition adds approximately $60 million in full-year run-rate EBITDA in 2021, with EBITDA margins of over 35%. Grace expects modest near-term cost synergies with greater commercial and capital avoidance synergies over the longer-term. The investment is well aligned with Grace’s stated capital allocation strategy and M&A criteria. Seller financing adds valuable financial flexibility and capital efficiency.

•Strengthens Technology, Product and Manufacturing Portfolio. Like Grace, FCS is highly focused on differentiated technology, customer-driven innovation, quality and regulatory leadership. The business has a strong, proven capability to deliver customer-focused solutions supporting the entire small molecule development cycle from the pre-GMP clinical stage through cGMP commercial manufacturing. With this investment, Grace will have a more comprehensive

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and differentiated offering from early development through commercialization with full analytical, regulatory and manufacturing capabilities. Following the acquisition, Grace will be better positioned to address customers’ broad needs as a fully-integrated development and manufacturing solutions provider.

•Attractive, High Growth End-Markets. FCS’ end markets have sustainable, attractive growth rates and margins. Key growth drivers for these end markets include an aging population, favorable global socioeconomic demographics, growing access to health care, and increasing disease treatment demands, among others. The business extends Grace’s presence into high growth areas such as oncology, diabetes, cardiovascular and antivirals.

•Long-Standing Relationships with Extensive Customer Base. FCS benefits from extensive and long-term customer relationships, supported by expertise in product development and manufacturing that enables customers to develop targeted solutions for patients. The business has more than three decades of active relationships with 70 of the top 100 pharmaceutical companies as well as development and commercial relationships with more than 300 pharmaceutical companies. Following the close, Grace will serve nine of the top ten pharmaceutical companies.

•Great Talent and Complementary Cultures. This transaction combines two successful organizations with deep expertise and complementary cultures. Together, the business will have a strong multi-decade track record of safety, customer-driven innovation and quality, with a clear focus on delivering value.

Transaction Terms

The transaction is structured to provide significant financial flexibility to Grace. Under the terms of the agreement, which has been unanimously approved by the Grace Board of Directors, Grace will pay Albemarle total consideration of $570 million, representing a full-year run rate 2021 EBITDA multiple of 9.5x. $300 million of the total consideration will be paid upon closing in cash, and $270 million will be funded through the issuance to Albemarle of non-participating preferred equity of a newly created Grace subsidiary. The preferred equity will not receive any dividends for a period of two years following the closing of the transaction. Grace expects to finance the cash portion of the transaction with a mix of cash and debt.

The transaction is expected to close in the second quarter of 2021, subject to customary closing conditions, including receipt of certain regulatory approvals.

Review of Strategic Alternatives

As previously announced, consistent with its commitment to all shareholders, the Grace Board of Directors, working with management and its financial advisors, is undertaking a thorough review of potential strategic alternatives to maximize value for shareholders. The process remains active and the Company continues to pursue a number of potential opportunities.

There is no guarantee the review will result in any transaction or specific outcome. Grace does not intend to disclose developments unless or until the Company determines that disclosure is appropriate or required.

Advisors

Goldman Sachs & Co. LLC and Moelis & Company LLC are serving as financial advisors and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel to Grace on this transaction. Goldman Sachs, Moelis and Wachtell, Lipton, Rosen & Katz are serving as advisors to Grace with its ongoing review of strategic alternatives.

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About Grace
Built on talent, technology, and trust, Grace is a leading global specialty chemical company. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,000 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

About Albemarle
Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, N.C., is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts.

Forward Looking Statements

This announcement contains, and the presentation will contain, forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding future: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace’s reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace’s projections and other forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revisions to the projections and forward-looking statements contained in this announcement or the presentation, or to update them to reflect events or circumstances occurring after the date of this announcement.

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